Exhibit 99.1
COLE CREDIT PROPERTY TRUST II, INC.

SHARE REDEMPTION PROGRAM

AS AMENDED NOVEMBER 9, 2011

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances.  Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders.  In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares, or (2) a number of shares with an aggregate redemption price of at least $2,500, to us for redemption at any time in accordance with the procedures outlined below.  At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

The redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the Estimated Share Value (defined below); after two years from the purchase date — 95% of the Estimated Share Value; after three years from the purchase date — 97.5% of the Estimated Share Value; and after four years from the purchase date — 100% of the Estimated Share Value.  During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the Estimated Share Value.  (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.)  For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.  Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.  In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated per share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares that are subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor.  In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death.  In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement.  Also, for purposes of the one-year-holding period, limited partners of Cole Operating Partnership II, LP who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date the Cole Operating Partnership II, LP units were issued.  Shares redeemed in connection with a stockholder’s death will be redeemed at a redemption price per share equal to 100% of the Estimated Share Value.

In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash.  This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan.  In addition, we will limit quarterly redemptions to approximately one-fourth of 3% (0.75%) of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder) and funding for redemptions for each quarter will be limited to the net proceeds we receive from the sale of shares, in that quarter, under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion.  These limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any twelve month period, in which case quarterly redemptions will be made pro rata, except as described below.  Our management also reserves the right in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You may withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last day of the applicable quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date.  If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any calendar quarter or any calendar year, we will give priority to the redemption of deceased stockholders’ shares.  (If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all redemptions of deceased stockholders’ shares in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.)  We next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts.  Thereafter, we will honor the remaining redemption requests on a pro rata basis.  Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior, to the last day of the new quarter.  Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time.  Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of (1) the date we sell all of the shares registered for sale under the distribution reinvestment plan or (2) the date of the registration statement relating to the distribution reinvestment plan (Registration No. 333-153578) is suspended or withdrawn, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the sale of our company, liquidation of our portfolio, or listing of our shares on a national securities exchange. The share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.